Exhibit 1.1

WALGREENS BOOTS ALLIANCE, INC.

16,500,000 Shares of Common Stock

Underwriting Agreement

May 5, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule 2 (the “Selling Stockholders”), confirm their respective agreements with the Underwriters named in Schedule 1 (the “Underwriters”) with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth in Schedules 1 and 2 hereto and (ii) the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional shares of Common Stock. The aforesaid 15,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” To the extent there is only a single underwriter listed on Schedule 1, the term “Underwriters” shall mean such underwriter, and Section 11 herein shall not apply.

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-209569) as amended, including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement,” and the related prospectus dated February 17, 2016 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus”; and as used herein, the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities, together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Basic Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:00 p.m. New York City Time on May 5, 2016 (the “Time of Sale”), the Company had prepared the following information: the Basic Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B-1 hereto and the information included on Schedule 3 (collectively, the “Time of Sale Information”).

2. Purchase of the Securities by the Underwriters.

(a)	Initial Securities. On the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule 1, that proportion of the number of Initial Securities set forth in Schedule 2 opposite the name of such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)	Option Securities. In addition, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, the Selling Stockholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of Common Stock, as set forth in Schedule 2, at the price per share set forth in Schedule 1, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 calendar days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriters to the Selling Stockholders and the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor earlier than two full business days after the date any such notice is given pursuant to the preceding sentence, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule 1 opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)	Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on May 11, 2016, or such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters, the Company and the Selling Stockholders may agree in writing (the time and date of such payment and delivery is referred to herein as the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Underwriters to the Company and the Selling Stockholders.

(d)	Payment for the Securities shall be made to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by each Selling Stockholder against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

(e)	The Company and the Selling Stockholders acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholders with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of the Company, the Selling Stockholders or any other person. Additionally, the Underwriters are not advising the Company or the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company and the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company or the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and Selling Stockholder that:

(a)	Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and any Date of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder furnished to the Company in writing by such Underwriters or the Selling Stockholders, respectively, expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(b)	Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used,

authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Basic Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B-1 hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriters specified in Annex B-2 hereto. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and did not, and at the Closing Date and any Date of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder furnished to the Company in writing by such Underwriters or the Selling Stockholders, respectively, expressly for use in any Issuer Free Writing Prospectus.

(c)	Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and, as of such date(s), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and any Date of Delivery, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or any Selling Stockholder furnished to the Company in writing by such Underwriters or the Selling Stockholders, respectively, expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(d)

Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, or as amended through the date hereof, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

Financial Statements. The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information with respect to the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The financial statements of Alliance Boots GmbH (“Alliance Boots”) and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of Alliance Boots and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information with respect to Alliance Boots and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared from the accounting records of Alliance Boots and its subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect a proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(f)	No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not occurred any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)	Organization and Good Standing. The Company and each of its subsidiaries listed in Schedule 4 hereto (each, a “Material Subsidiary” and collectively, the “Material Subsidiaries”) have been duly organized and are validly existing and in good standing (to the extent such concept is recognized or applicable under the laws of the applicable jurisdictions) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent such concept is recognized or applicable under the laws of the applicable jurisdictions) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except for the Material Subsidiaries, there are no subsidiaries of the Company that would constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Commission.

(h)	Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus and all the outstanding shares of capital stock of the Company, including the Securities to be sold by the Selling Stockholders in the offering, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in each of the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, to the extent such concepts exist under applicable law, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)	Due Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(j)	No Violation or Default. (i) Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute applicable to the Company or any of its subsidiaries, respectively, or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, respectively, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)	No Conflicts. The execution, delivery and performance by the Company of this Agreement, and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Material Subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries, respectively, or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, respectively, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)	No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or the rules and regulations of the New York Stock Exchange or the Nasdaq Stock Market in connection with the purchase and distribution of the Securities by the Underwriters.

(m)

Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that would reasonably be expected to have a

Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company, contemplated or threatened by any governmental or regulatory authority or threatened by others.

(n)	Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG LLP, which has reported on certain financial statements of Alliance Boots and its subsidiaries, was an independent registered public accounting firm or independent certified public accountant, as applicable, at the relevant times with respect to Alliance Boots and its subsidiaries within the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States), and under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct and its interpretations and rulings, which is accepted by the Commission for audits of acquiree financial statements pursuant to Rule 3-05 of Regulation S-X of the Commission.

(o)	Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or are otherwise disclosed in the Registration Statement, Time of Sale Information and the Prospectus or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)	Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(q)	Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(r)

Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s)	Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in the Company’s internal controls.

(t)	No Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(u)	No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(v)	Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(w)	No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the UK Bribery Act 2010, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act 2010, and the Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the UK Bribery Act 2010 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)	No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(y)	No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

4. Further Agreements of the Company and Selling Stockholders. (i) The Company covenants and agrees with each Underwriter and the Selling Stockholders that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:30 P.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date or any Date of Delivery, as applicable.

(b) Delivery of Copies. The Company will deliver, without charge, upon request (i) to the Underwriters, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein (unless publicly available on the Company’s website or the website of the Commission), to the extent reasonably requested by the Underwriters; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith (unless publicly available on the Company’s website or the website of the Commission), to the extent reasonably requested by the Underwriters and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, the Company will furnish to the Underwriters, counsel for the Underwriters, the Selling Stockholders and counsel for the Selling Stockholders a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters or the Selling Stockholders reasonably object, unless in the reasonable judgment of the Company and its counsel, such proposed amendment or supplement is necessary to comply with law or to make the statements contained in the Registration Statement, Time of Sale Information, Prospectus or any Issuer Free Writing Prospectus, not misleading.

(d) Notice to the Underwriters and Selling Stockholders. During the Prospectus Delivery Period, the Company will advise the Underwriters and the Selling Stockholders promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information with respect thereto; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or if the Company otherwise ceases to be eligible to use the automatic shelf registration form; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date or any Date of Delivery, as applicable, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j) Registration Statement Renewal Deadline. To the extent the Underwriters notify the Company at least 30 days prior to the Renewal Deadline (as defined below), that there is a reasonable possibility, that as of immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities will remain unsold by the Underwriters, if immediately prior to the Renewal Deadline, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 90 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form (as specified in Section 3(d)(vii) hereof), the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(ii) Each Selling Stockholder agrees, severally and not jointly, with the Underwriters and the Company that:

(a) It will provide a letter substantially in the form of Annex C hereto on or prior to the date hereof.

(b) It will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) It will advise the Underwriters and the Company promptly, and if requested by the Underwriters or the Company, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of any material change in the Selling Stockholder Information (as defined below) with respect to such Selling Stockholder.

(d) It will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed internal Revenue Service (“IRS”) form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

5. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a) It is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that the Underwriters and the Depository Trust Company or other securities intermediary acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriters that have purchased such Securities delivered on the Closing Date and any Date of Delivery to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the respective securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriters, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriters with respect to such Securities; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by The Depository Trust Company, in each case on the Company’s share registry in accordance with its charter, by-laws and applicable law, (y) The Depository Trust Company will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the respective securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters on the records of the Depository Trust Company will have been made pursuant to the UCC.

(b) It has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as have been obtained or made by such Selling Stockholder on or prior to the Closing Date or any Date of Delivery under the Securities Act, under the Exchange Act, such as may be required by the Nasdaq Stock Market and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Information and the Prospectus and except where the failure to obtain any consents, approvals, authorizations, filings or orders would not impair, in any material respect, the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(d) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) the charter, by-laws or other organizational documents of such Selling Stockholder, (ii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder, except in the case of (ii) and (iii), for such conflict, breach, violation or imposition that would not impair, in any material respect, the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(e) Solely in respect of any statements in or omissions from the Registration Statement, the Prospectus (together with any supplement thereto), the Time of Sale Information and any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Selling Stockholder Information, (i) on the effective date of the Registration Statement, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Date of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Time of Sale Information does not, and at the Closing Date and any Date of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that such Selling Stockholder makes no representation or warranty as to any information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto), the Time of Sale Information or any Issuer Free Writing Prospectus other than (i) its name, (ii) the number of shares of Common Stock of the Company owned by it prior to the completion of the offering, (iii) the information set forth in the applicable footnote relating to such Selling Stockholder under the beneficial ownership table and (iv) the number of shares of Common Stock to be offered by such Selling Stockholder, in each case as set forth under the caption “Selling Stockholders” in each of the Registration Statement and the Prospectus (such information, the “Selling Stockholder Information”).

(f) It has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Issuer Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities other than (i) the Basic Prospectus, (ii) the Prospectus, (iii) the documents listed on Annex B-1 hereto as constituting part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriters specified in Annex B-2 hereto.

Any certificate signed by any officer of such Selling Stockholder and delivered pursuant to Section 7 hereto to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriters.

6. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B-1 and Annex B-2, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Initial Securities on the Closing Date or the Option Securities on any Date of Delivery, as applicable, as provided herein is subject to the performance by each of the Company and each Selling Stockholder of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Representations and Warranties. The representations and warranties of each of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Company and the Selling Stockholders and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Company Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Underwriters (i) confirming that such officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Selling Stockholder’s Certificate. Each Selling Stockholder shall have furnished to the Underwriters a certificate, signed by an authorized representative of such Selling Stockholder reasonably acceptable to counsel to the Underwriters dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) Comfort Letters for the Company. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain Company financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Comfort Letters for Alliance Boots. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Alliance Boots’ financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(i) Opinion and Negative Assurance Letter of Counsel for the Company. (i) Wachtell, Lipton, Rosen & Katz LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-1 hereto; and (ii) each of Marco Pagni, the General Counsel of the Company, and Collin Smyser, Corporate Secretary of the Company, shall have furnished to the Underwriters, at the request of the Company, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-2-1 and A-2-2 hereto, respectively.

(j) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinions of Counsel for the Selling Stockholders. Simpson Thacher & Bartlett LLP and Maples and Calder, counsel for the Selling Stockholders, shall have each furnished to the Underwriters, at the request of the Selling Stockholders, their respective written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-3 and Annex A-4-1 through A-4-7, respectively, hereto.

(l) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(m) Good Standing. The Underwriters shall have received on the Closing Date satisfactory evidence as of the Closing Date or a date prior to the Closing Date that is reasonably acceptable to the Underwriters of the good standing of the Company and its Material Subsidiaries incorporated in the United States in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request (in each case, to the extent such concept is recognized or applicable under the laws of the applicable jurisdictions), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) Company Officer’s Certificate. The Underwriters shall have received on and as of the Date of Delivery a certificate of an executive officer of the Company to the effect set forth in Section 7(e), except that the certifications therein shall be as of such Date of Delivery.

(ii) Selling Stockholder’s Certificate. Each Selling Stockholder shall have furnished to the Underwriters a certificate, signed by an authorized representative of such Selling Stockholder, to the effect set forth in Section 7(f), except that the certifications therein shall be as of such Date of Delivery.

(iii) Comfort Letter for the Company. On the Date of Delivery, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, a letter, dated the Date of Delivery thereof and addressed to the Underwriters, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(iv) Comfort Letter for Alliance Boots. On the Date of Delivery, KPMG LLP shall have furnished to the Underwriters, at the request of the Company, a letter, dated the Date of Delivery thereof and addressed to the Underwriters, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(h) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Opinion and Negative Assurance Statement of Counsel for the Company. (i) Wachtell, Lipton, Rosen & Katz LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and negative assurance statement, dated the Date of Delivery and addressed to the Underwriters relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by clause (i) Section 7(i) hereof; and (ii) each of Marco Pagni, the General Counsel of the Company, and Collin Smyser, Corporate Secretary of the Company shall have furnished to the Underwriters, at the request of the Company, a written opinion, dated the Date of Delivery and addressed to the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion, required by clause (ii) of Section 7(i) hereof.

(vi) Opinion and Negative Assurance Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Date of Delivery an opinion and negative assurance statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(j) hereof.

(vii) Opinion of Counsel for the Selling Stockholders. Simpson Thacher & Bartlett LLP and Maples Calder, counsel for the Selling Stockholders, shall have each furnished to the Underwriters, at the request of the Selling Stockholders, their respective written opinions, dated the Date of Delivery and addressed to the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(k) hereof.

(o) Additional Documents. On or prior to the Closing Date and any Date of Delivery, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of such Underwriter, each Selling Stockholder and the trustees, stockholders, members, directors, managers, partners, officers, and employees of such Selling Stockholder, and each person who controls the Underwriters or Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter or any Selling Stockholder Information furnished to the Company in writing by any Underwriter or any Selling Stockholder expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each of its employees, each Underwriter, the directors, officers, employees and agents of such Underwriter, and each person who controls the Company or the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity set forth in paragraph (a) above from the Company to the Underwriters and Selling Stockholders and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, settling or defending any such loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholders specifically for inclusion in the documents referred to in the foregoing indemnity set forth in paragraph (a) above, it being understood that the only such information provided by the Selling Stockholders is the Selling Stockholder Information. The liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the total net proceeds (after deducting the underwriter’s discounts and commissions but before deducting expenses) from the sale of the Securities by such Selling Stockholder under this Agreement (the “Selling Stockholder Net Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each of its employees, each Selling Stockholder and the trustees, stockholders, members, directors, managers, partners, offices, employees and agents of such Selling Stockholder, and each person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the sentence regarding delivery of the Securities on the cover page and the first and second paragraphs under the caption “Underwriting—Price Stabilization, Short Positions.”

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a) through (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the material impairment or forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) through (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 8 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its directors, officers, employees, agents and any control persons of such Underwriter shall be designated in writing by the Underwriters, any such separate firm for any Selling Stockholder, its trustees, stockholders, members, directors, managers, partners, officers, employees, agents and any control person of such Selling Stockholder shall be designated in writing by such Selling Stockholder, and any such separate firm for the Company, its directors, officers who signed the Registration Statement, employees and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability in accordance with this Section 8 by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person for such damages or expenses required to be paid hereunder in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a) through (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters or Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Selling Stockholder’s obligation to contribute any amount pursuant to paragraph (e) above is several and limited in the manner and to the extent set forth in paragraph (b) above and no Selling Stockholder shall be required to contribute any amount in excess of its Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. In addition, without limiting the foregoing, the provisions in this Section 8 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11. Defaulting Underwriter. (a) If, on the Closing Date or any Date of Delivery, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters, the Company or the Selling Stockholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, the Selling Stockholders or the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of Securities, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Securities that remains unpurchased exceeds one-eleventh of the aggregate number of Securities, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the costs of reproducing and distributing this Agreement; (iii) the fees and expenses of the Company’s counsel and independent accountants and the reasonable and documented fees and expenses of one counsel for the Selling Stockholders and the fees and expenses of Alliance Boots’ independent accountants and; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters, not to exceed $15,000 in the aggregate); (v) the fees and expenses of the Transfer Agent (including any counsel to such person); (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (including the related reasonable and documented fees and expenses of counsel for the Underwriters, not to exceed $50,000 in the aggregate) and (vii) all expenses and application fees related to the listing of any Securities on any securities exchange. For the avoidance of doubt, the Company, the Selling Stockholders and the Underwriters agree that, if the Company receives any amounts otherwise payable to the Selling Stockholders pursuant to this Agreement, the Company shall receive such amounts solely in trust for the Selling Stockholders and shall promptly pay over such amounts to the Selling Stockholders. Except as provided in this Section 12 hereof, the Underwriters shall pay their own costs and expenses, including, without limitation, the costs and expenses of their counsel, stock transfer taxes on resale of the Securities they may make and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, as between the Company and the Selling Stockholders, the provisions of this Section 12 shall not affect any agreement that the Company and the Selling Stockholders may have or make regarding the allocation of expenses solely between the Company and the Selling Stockholders.

(b) If (i) this Agreement is terminated pursuant to Section 10(ii), (ii) the Selling Stockholders for any reason (other than a breach by any Underwriter hereunder) fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided, that the Company shall then be under no further obligation to the Underwriters in respect of this Agreement except as provided in Section 8 hereof.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the other Indemnified Persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel (fax: 1-646-291-1469). Notices to the Selling Stockholders shall be given to them c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: David Sorkin. Notices to the Company shall be given to it at 108 Wilmot Road, Deerfield, Illinois 60015, Attention: Marco Pagni (fax: 847-315-3652), with a copy to 108 Wilmot Road, Deerfield, Illinois 60015, Attention: Corporate Secretary. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Marco Pagni
	Name:	Marco Pagni
	Title:	Executive Vice President, Global Chief Administrative Officer and General Counsel

KKR SPRINT (2006) LIMITED

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR SPRINT (EUROPEAN II) LIMITED

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR SPRINT (KPE) LIMITED

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR EUROPEAN CO-INVEST FUND I L.P.

By:	KKR MIF Carry Holdings L.P., its general partner
By:	KKR MIF Carry Limited, its general partner

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR REFERENCE FUND INVESTMENTS, L.P.

By:	KKR IFI GP L.P., its general partner
By:	KKR IFI Limited, its general partner

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR ASSOCIATES RESERVE LLC

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Authorized Signatory

KKR ASSOCIATES 2006 (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR 2006 Limited, its general partner

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Secretary

SPRINT CO-INVEST 2 L.P.

By:	Sprint Co-Invest 2 GP Limited, its general partner

By:	/s/ William Janetschek
	Name:	William J. Janetschek
	Title:	Director

Accepted as of the date first written above

Citigroup Global Markets Inc.

By:	/s/ Clayton H. Hale III
	Name:	Clayton H. Hale III
	Title:	Managing Director

SCHEDULE 1

The purchase price per share for the Initial Securities to be paid by the several Underwriters shall be $80.00. The purchase price for the Option Securities to be paid by the several Underwriters shall be $80.00, subject to adjustment in accordance with Section 2(b) for any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	15,000,000

Total	15,000,000

SCHEDULE 2

Selling Stockholders	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
KKR Sprint (2006) Limited	7,945,677	794,568
KKR Sprint (European II) Limited	4,528,463	452,846
KKR Sprint (KPE) Limited	1,748,711	174,871
KKR European Co-Invest Fund I L.P.	9,909	991
KKR Reference Fund Investments, L.P.	34,858	3,486
KKR Associates Reserve LLC	4,377	438
KKR Associates 2006 (Overseas), Limited Partnership	345,452	34,545
Sprint Co-Invest 2 L.P.	382,553	38,255

Total	15,000,000	1,500,000

SCHEDULE 3

Pricing Terms

1. The Selling Stockholders are selling 15,000,000 shares of Common Stock.

2. The Selling Stockholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of Common Stock.

3. The public offering price per share for the Securities is the price per share for the Securities paid by each applicable investor.